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                                                                    EXHIBIT 5(B)

                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT


                               AMENDED SCHEDULE A


FUND                                         FUND EFFECTIVE DATE

Schwab 1000 Fund                             April 2, 1991

Schwab Short/Intermediate                    November 4, 1991
  Government Bond Fund

Schwab California Long-Term                  February 20, 1992
  Tax-Free Bond Fund

Schwab Long-Term Tax-Free                    July 30, 1992
  Bond Fund

Schwab Long-Term Government                  March 1, 1993
  Bond Fund

Schwab Short/Intermediate Tax-Free           March 1, 1993
  Bond Fund

Schwab California Short/Intermediate         March 1, 1993
  Tax-Free Bond Fund



                                             SCHWAB INVESTMENTS


                                    By:    /s/ Elizabeth G. Sawi
                                           -------------------------------
                                    Name:  Elizabeth G. Sawi
                                    Title: President



                                    CHARLES SCHWAB INVESTMENT
                                       MANAGEMENT, INC.


                                    By:    /s/ William J. Klipp
                                           -------------------------------
                                    Name:  William J. Klipp
                                    Title: Senior Vice President and
                                             Chief Operating Officer



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                                   SCHEDULE B


         The Investment Adviser will keep and maintain the following books and records of each Schwab Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940 (the "Rule"):

         a. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash, and all other debits and credits, as required by subsection (b)(1) of the Rule;

         b. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

         c. Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

         d. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

         In addition to the maintenance of the books and records specified above, the Investment Adviser will perform the following accounting services daily for each Schwab Fund:

         a.       Calculate the yield;

         b.       Provide the following reports:

         (i)               a current security position report;

         (ii) a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and

         (iii) a current cash position report (including cash available from portfolio sales and maturities and sales of a Portfolio's Shares less cash needed for redemptions and settlement of portfolio purchases);

         c. Such other similar services with respect to a Schwab Fund as may be reasonably requested by Trust.



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                                   SCHEDULE C

                         Form of Sub-Investment Advisory
                                    Agreement



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                               AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

FUND                                                         FUND EFFECTIVE DATE

SCHWAB 1000 FUND                                               APRIL 2, 1991

The annual graduated fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT/INTERMEDIATE GOVERNMENT BOND FUND                 NOVEMBER 4, 1991

The annual graduated fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND                 FEBRUARY 20, 1992

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB LONG-TERM TAX-FREE BOND FUND                            JULY 30, 1992

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND                   MARCH 1, 1993

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB LONG-TERM GOVERNMENT BOND FUND                          MARCH 1, 1993

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.



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SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE BOND FUND        MARCH 1, 1993

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

                                    SCHWAB INVESTMENTS


                                    By:    /s/ Elizabeth G. Sawi
                                           ------------------------------
                                    Name:  Elizabeth G. Sawi
                                    Title: President



                                    CHARLES SCHWAB INVESTMENT
                                       MANAGEMENT, INC.


                                    By:    /s/ William J. Klipp
                                           ------------------------------
                                    Name:  William J. Klipp
                                    Title: Senior Vice President and
                                             Chief Operating Officer